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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
SINCLAIR BROADCAST GROUP, INC.
(Name of Registrant as Specified In Its Charter)
SINCLAIR BROADCAST GROUP, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 18, 2003

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Sinclair Broadcast Group, Inc. We will be holding the annual meeting on August 7, 2003 at Sinclair's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m., local time.

        Enclosed with this letter is a notice of the annual meeting of stockholders, a proxy statement, a proxy card and a return envelope. Also enclosed with this letter is Sinclair Broadcast Group, Inc.'s annual report to stockholders for the fiscal year ended December 31, 2002.

        Your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly.

        You are cordially invited to attend the annual meeting, and you may vote in person even though you have returned your card. Whether or not you plan to attend the annual meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                      Sincerely,

                      David D. Smith
                      Chairman of the Board
                      and Chief Executive Officer

YOUR VOTE IS IMPORTANT—Please execute and return the enclosed proxy promptly, whether or not you plan to attend the
Sinclair Broadcast Group, Inc. annual meeting.

SINCLAIR BROADCAST GROUP, INC.
10706 Beaver Dam Road
Hunt Valley, MD 21030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	August 7, 2003
Time:	10:00 a.m. local time
Place:	Sinclair corporate office 10706 Beaver Dam Rd Hunt Valley, MD 21030

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholders:

        At the 2003 annual meeting, we will ask you to:

  1.
  Elect eight directors, each for a one-year term.

  2.
  Ratify the appointment by the board of directors of the firm of Ernst & Young LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 2003.

  3.
  Transact such other business as may properly come before the annual meeting.

        You will be able to vote your shares at the annual meeting if you were a stockholder of record at the close of business on June 2, 2003.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      J. Duncan Smith, Secretary

Baltimore, Maryland
June 18, 2003

i

ii

SINCLAIR BROADCAST GROUP, INC.
10706 BEAVER DAM ROAD
HUNT VALLEY, MARYLAND 21030

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on August 7, 2003

        This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2003 annual meeting of Sinclair Broadcast Group,  Inc. The 2003 annual meeting will be held on August 7, 2003 at Sinclair's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10 a.m. local time.

        This proxy statement provides detailed information about the annual meeting, the proposals you will be asked to vote on at the annual meeting, and other relevant information. The board of directors of Sinclair is soliciting these proxies.

        At the annual meeting, you will be asked to vote on the following proposals:

  1.
  Elect eight directors, each for a one-year term,

  2.
  Ratify the appointment by the board of directors of the firm of Ernst & Young LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 2003, and

  3.
  Such other matters as may properly come before the meeting.

        The Board of Directors recommends that the stockholders vote to elect the Board's nominees for director and to ratify the appointment of Ernst & Young LLP.

        On or about June 18, 2003, we began mailing this proxy statement to people who, according to our records, owned common shares or beneficial interests in Sinclair as of the close of business on June 2, 2003. We have mailed with the proxy statement a copy of Sinclair's annual report to stockholders for the fiscal year ended December 31, 2002.

INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING

The Annual Meeting

        The annual meeting will be held on August 7, 2003 at Sinclair's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10 a.m. local time.

This Proxy Solicitation

        We are sending you this proxy statement because Sinclair's board of directors is seeking a proxy to vote your shares at the annual meeting. This proxy statement is intended to assist you in deciding how to vote your shares.

        Sinclair is paying the cost of requesting these proxies. Sinclair's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Sinclair will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

Voting Your Shares

        You may vote your shares at the annual meeting either in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. Ballots for voting in person will be available at the annual meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the annual meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

        If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both proposals.

        If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the annual meeting scheduled to be held on August 7, 2003.

        If you complete the proxy card, except for the voting instructions, then your shares will be voted FOR each of the director nominees identified on the proxy card, and FOR ratification of the selection of Ernst & Young LLP as the independent accountants of Sinclair for the 2003 fiscal year.

        We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If a stockholder or we properly present any other proposal to the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

Revoking Your Proxy

        If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy one of three ways:

  •
  You may notify the Secretary of Sinclair in writing that you wish to revoke your proxy, at the following address: Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland, 21030, Attention: J. Duncan Smith, Vice President and Secretary. We must receive your notice before the time of the annual meeting.

  •
  You may submit a proxy dated later than your original proxy.

  •
  You may attend the annual meeting and vote. Merely attending the annual meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Vote Required for Approval

        Shares Entitled to Vote.    On June 2, 2003 (the record date), the following shares were issued and outstanding and had the votes indicated:

  •
  43,909,445 shares of class A common stock, each of which is entitled to one vote on each of the proposals, and

  •
  41,705,678 shares of class B common stock, each of which is entitled to ten votes on each of the proposals.

        Quorum.    A "quorum" must be present at the annual meeting in order to transact business. A quorum will be present if 230,483,113 votes are represented at the annual meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions will be counted as shares that are represented at the annual meeting.

        Votes Required.    The votes required on each of the proposals are as follows:

Proposal 1: Election of Eight Directors	The eight nominees for director who receive the most votes will be elected. If you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either for or against the nominee.
Proposal 2: Ratification of Selection of Independent Accountant
The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the selection of independent accountants. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Additional Information

        We are mailing our annual report to stockholders for the fiscal year ended December 31, 2002, including consolidated financial statements, to all stockholders entitled to vote at the annual meeting together with this proxy statement. The annual report does not constitute a part of the proxy solicitation material. The annual report tells you how to get additional information about Sinclair.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for election to the board of directors are:

    David D. Smith
    Frederick G. Smith
    J. Duncan Smith
    Robert E. Smith
    Basil A. Thomas
    Lawrence E. McCanna
    Daniel C. Keith
    Martin R. Leader

        Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. Each of the nominees listed above is currently a member of the board of directors and each of them has consented to serve as a director if elected. More detailed information about each of the nominees is available in the section of this proxy statement titled "Directors and Executive Officers," which begins on page 9.

        If any of the nominees cannot serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the board of directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the board.

        The board of directors has established the size of the board at eight members. Proxies for the annual meeting may not be voted for more than eight nominees.

        Messrs. David, Frederick, Duncan and Robert Smith (collectively, the controlling stockholders) are brothers and have entered into a stockholders' agreement pursuant to which they have agreed to vote for each other as candidates for election to the board of directors until June 12, 2005.

        The board of directors recommends a vote for each of the nominees to the board of directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

        Pursuant to a recommendation by the Audit Committee of the Board of Directors of Sinclair Broadcast Group, Inc. ("Sinclair") and approval by the Board of Directors, effective May 17, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and we engaged Ernst & Young LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002.

        Arthur Andersen's reports on Sinclair's consolidated financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2001 and 2000 and through the date of the Form 8-K filed May 17, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Sinclair's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Sinclair provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 to Sinclair's Current Report on Form 8-K filed May 17, 2002 is a copy of Arthur Andersen's letter, dated May 17, 2002, stating its agreement with such statements.

        During the fiscal years ended December 31, 2001 and 2000, and through the date of Arthur Andersen's dismissal, Sinclair did not consult Ernst &Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sinclair's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The board of directors, with the concurrence of Sinclair's audit committee, has selected Ernst & Young LLP as its independent auditors for 2003. If the stockholders do not ratify the appointment of Ernst & Young LLP, the board of directors will reevaluate the engagement of the independent auditors. Even if the appointment is ratified, the board of directors in its discretion may nevertheless appoint another firm of independent auditors at any time during the year if the board of directors determines that such a change would be in the best interests of the shareholders and Sinclair.

        A representative of Ernst & Young LLP is expected to attend the annual meeting. The Ernst & Young representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders. Additional information regarding fees paid to Ernst & Young LLP is available in the section of this proxy statement titled "Audit Committee, Audit Fees and Auditor Independence."

        The board of directors recommends a vote for ratification of the appointment of Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        There were 85,615,123 shares of common stock of Sinclair issued and outstanding on June 2, 2003 consisting of 43,909,445 shares of class A common stock and 41,705,678 shares of class B common stock. The following table shows how many shares were owned by the following categories of persons as of that date:

  •
  persons who own more than 5% of the shares;

  •
  each director and each officer described on the "Summary Compensation Table" on page 14;

  •
  all directors and executive officers as a group.

	Shares of Class B Common Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned
					Percent of Total Voting Power (b)
Name
	Number	Percent	Number	Percent (a)
David D. Smith (c) (d)	11,700,926	28.1%	11,882,802	21.4%	25.4%
Frederick G. Smith (c) (e)	8,843,831	21.2%	9,435,691	17.9%	19.3%
J. Duncan Smith (c) (f)	11,809,800	28.3%	11,811,593	21.2%	25.6%
Robert E. Smith (c) (g)	8,786,763	21.1%	8,813,206	16.7%	19.1%
David B. Amy (h)			295,494	*	*
Martin R. Leader			2,000	*	*
Steven M. Marks (i)			121,351	*	*
Barry M. Faber (j)			77,482	*	*
Basil A. Thomas			3,000	*	*
Daniel C. Keith			—	*	*
Lawrence E. McCanna			600	*	*
Barry Baker (k) 28 Merry Hill Ct. Baltimore, MD 21208			2,764,870	6.3%	*

Neuberger Berman, LLC (l) 605 Third Avenue New York, NY 10158			6,148,400	14.0%	1.3%
T. Rowe Price Associates, Inc. (m) 100 E. Pratt St Baltimore, MD 21202			2,375,100	5.4%	*
Putnam Investments, LLC. (n) One Post Office Square Boston, MA 02109			4,450,960	10.1%	1.0%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401 (o)			2,189,227	5.0%	*
Earnest Partners, LLC 74 Fourteenth Street, Suite 2300 Atlanta, GA 30309 (p)			2,261,195	5.1%	*
All directors and executive officers as a group (11 persons) (q)	41,141,320	98.6%	42,443,219	49.9%	89.5%

*
Less than 1%

(a)
Percent of class A common stock beneficially owned is calculated by taking the number of shares of class A common stock beneficially owned divided by the number of shares of class A common stock outstanding plus any class B common stock individually held.

(b)
Holders of class A common stock are entitled to one vote per share and holders of class B common stock are entitled to ten votes per share except for votes relating to "going private" and certain other transactions. The class A common stock and the class B common stock vote altogether as a single class except as otherwise may be required by Maryland law on all matters presented for a vote. Holders of class B common stock may at any time convert their shares into the same number of shares of class A common stock.

(c)
Shares of class A common stock beneficially owned includes shares of class B common stock beneficially owned, each of which is convertible into one share of class A common stock.

(d)
Includes 150,000 shares of class A common stock that may be acquired upon exercise of options.

(e)
Includes 401,158 shares held in irrevocable trusts established by Frederick G. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(f)
Includes 510,000 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(g)
Includes 773,499 shares held in irrevocable trusts established by Robert E. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(h)
Includes 281,250 shares of class A common stock that may be acquired upon exercise of options.

(i)
Includes 106,000 shares of class A common stock that may be acquired upon exercise of options.

(j)
Includes 72,500 shares of class A common stock that may be acquired upon exercise of options.

(k)
Mr. Baker's 2,764,870 shares of class A common stock may be acquired upon the exercise of options.

(l)
As set forth in the Schedule 13G/A filed by Neuberger Berman, Inc. with the SEC on February 13, 2003, Neuberger Berman Inc., through its wholly-owned subsidiaries Neuberger Berman LLC and Neuberger Berman Management Inc., is deemed to be the beneficial owner of 6,148,400 shares of class A common stock and has sole voting discretion with respect to 4,198,270 of those shares. Neuberger Berman, LLC acts as an investment advisor and broker/dealer with discretion for individual securities for various unrelated clients. Neuberger Berman Management, Inc. acts as investment advisor to a series of public mutual funds.

(m)
As set forth in the schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 10, 2003, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of 2,375,100 shares and has sole voting discretion with respect to 664,700 of those shares as a result of acting as investment advisor to various investment companies.

(n)
As set forth in the schedule 13G/A filed by Putnam Investments, LLC with the SEC on May 12, 2003, Putnam Investments, LLC is deemed to be the beneficial holder of 4,450,960 shares.

(o)
As set forth in the schedule 13G filed by Dimensional Fund Advisors, Inc. with the SEC on February 7, 2003, Dimensional Fund Advisors is deemed to be the beneficial holder of 2,189,227 shares and has sole voting discretion with respect to 2,189,227 shares.

(p)
As set forth in the schedule 13G filed by Earnest Partners, LLC. with the SEC on February 12, 2003, Earnest Partners, LLC is deemed to be the beneficial holder of 2,261,195 shares and has sole voting discretion with respect to 1,826,530 of those shares.

(q)
Includes shares of class A common stock that may be acquired upon the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires our officers (as defined in the SEC regulations) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of copies of such reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the past fiscal year our officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information relating to our executive officers, directors and nominees, and certain key employees.

Name	Age	Title
David D. Smith	52	President, Chief Executive Officer, Director and Chairman of the Board
Frederick G. Smith	53	Vice President and Director
J. Duncan Smith	49	Vice President, Secretary and Director
David B. Amy	50	Executive Vice President and Chief Financial Officer
Lawrence McCanna	59	Director
Basil A. Thomas	87	Director
Robert E. Smith	39	Director
Daniel C. Keith	48	Director
Martin R. Leader	62	Director
Steven M. Marks	46	Chief Operating Officer/ Television Group
David R. Bochenek	40	Chief Accounting Officer/Corporate Controller
M. William Butler	50	Vice President / Group Programming and Promotions
Barry M. Faber	41	Vice President / General Counsel
Lawrence M. Fiorino	41	Founder and CEO / G1440, Inc.
Mark E. Hyman	45	Vice President / Corporate Relations
Leonard Ostroff	35	Chief Operating Officer of Sinclair Ventures, Inc.
Nat Ostroff	62	Vice President / New Technology
Delbert R. Parks III	50	Vice President / Operations and Engineering
Lucy A. Rutishauser	38	Vice President / Corporate Finance / Treasurer
Jeffrey W. Sleete	48	Vice President / Marketing
Gregg Seigel	42	Vice President / National Sales
Darren Shapiro	42	Vice President / Sales
Donald H. Thompson	36	Vice President / Human Resources
Tom I. Waters III	34	Vice President / Purchasing

        Members of the board of directors are elected for one-year terms and serve until their successors are duly elected and qualified. Executive officers are appointed by the board of directors annually to serve for one-year terms and until their successors are duly appointed and qualified.

Meetings of the Board of Directors and Standing Committees

        The board of directors held a total of nine meetings during 2002, and executed nine unanimous consents in lieu of meetings. During the nine meetings, the board signed fifteen informal actions. Each director attended at least 89% of the aggregate number of meetings of the board of directors and all committees of the board of directors on which he served.

        The board of directors currently consists of eight members. The committees of the board of directors include an audit committee and a joint compensation and stock option committee.

  •
  Audit Committee. The members of the audit committee are Messrs. Thomas, McCanna, Keith and Leader. Messrs. Thomas, McCanna and Leader meet the independence criteria established by the National Association of Securities Dealers, Inc. The audit committee formally met eight times during the year ended December 31, 2002. The report of the audit committee describes the scope of authority of the committee and may be found on page 21.

  •
  Rules of the NASDAQ require that audit committees have three members as of June 2001. Each of these members must be independent, provided that one non-independent director may serve on the audit committee as long as the board of directors determines this is in the best interest of Sinclair. In addition, the board is required to disclose its reasons for this determination in our proxy statement.

    Pursuant to the NASDAQ rules, although Mr. Keith is not related to the Smith family and does not perform services for Sinclair, he is not treated as independent. His characterization as non-independent stems from the investment and management services Mr. Keith provides to three of the Smith brothers and certain corporations owned by one or more of them.

    Notwithstanding Mr. Keith's failure to meet NASDAQ's current independence criteria, the board of directors has determined that it is in the best interest of Sinclair that Mr. Keith serve on both the board and the audit committee. This determination was based on the personal knowledge that the board has with regard to Mr. Keith's financial abilities, judgment and integrity, based in large part on his past provision of services to three members of the current board of directors. Mr. Keith, who has been advising clients for more than 20 years, has extensive business experience, a comprehensive understanding of financial issues and experience serving as a member of several other local boards of directors.

  •
  Joint Compensation and Stock Option Committee. The members of the joint compensation and stock option committee are Messrs. Thomas, McCanna, Keith, and Leader. This committee is charged with the responsibility for setting executive compensation, reviewing certain compensation programs and making recommendations to the board of directors in the interval between meetings. The joint compensation and stock option committee formally met ten times during the year ended December 31, 2002.

Director and Officer Profiles

        In 1978, David D. Smith founded Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations, and was an officer and director of Comark until 1986. He also was a principal in other television stations prior to serving as a General Manager of WCWB from 1984 until 1986. In 1986, David was instrumental in the formation of Sinclair Broadcast Group, Inc. He has served as President and Chief Executive Officer since 1988 and as Chairman of the Board of Sinclair Broadcast Group, Inc. since September 1990. David Smith is currently a member of the Board of Directors of Sinclair Ventures, Inc., Acrodyne Communications, Inc., G1440, Inc., Summa Holdings, Ltd., KDSM, Inc., and Safe Waterways in Maryland.

        Frederick G. Smith has served as Vice President of Sinclair since 1990 and Director since 1986. Prior to joining Sinclair in 1990, Mr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Mr. Smith was the sole officer, director and stockholder. Mr. Smith is currently a member of the board of directors of Sinclair Ventures, Inc., the Freven Foundation, Safe Waterways in Maryland, and Gerstell Academy.

        J. Duncan Smith has served as Vice President, Secretary and as a Director of Sinclair since 1986. Prior to that, he worked for Comark Communications, Inc. installing UHF transmitters. In addition, he also worked extensively on the construction of WCWB in Pittsburgh, WTTE in Columbus, WIIB in Bloomington and WTTA in Tampa / St. Petersburg, the renovation of the studio, offices and news facility for WBFF in Baltimore and construction of the Sinclair headquarters building in Hunt Valley,

MD. J. Duncan Smith is currently a member of the board of directors of Sinclair Ventures, Inc., the Boys Latin School, High Rock Foundation, and Safe Waterways in Maryland.

        David B. Amy has served as Executive Vice President and Chief Financial Officer (CFO) since March 2001. Prior to that, he served as Executive Vice President since September 1999 and as Vice President and CFO from September 1998 to September 1999. Prior to that, he served as CFO since 1994. In addition, he serves as Secretary of SCI, the Sinclair subsidiary that owns and operates the broadcasting operations. Mr. Amy has over 19 years of broadcast experience, having joined Sinclair as a Business Manager for WCWB-TV in Pittsburgh. Mr. Amy received his MBA degree from the University of Pittsburgh in 1981. Mr. Amy is currently a member of the board of directors of Acrodyne Communications, Inc., G1440, Inc., and KDSM, Inc., and an advisor to Allegiance Capital, L.P.

        Lawrence E. McCanna has served as a Director of Sinclair since July 1995. Mr. McCanna has been a shareholder of the accounting firm of Gross, Mendelsohn & Associates, P.A. since 1972 and has served as its managing director since 1982. Mr. McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was chairman of the Management of the Accounting Practice Committee. He is also a former member of the Management of an Accounting Practice Committee of the American Institute of Certified Public Accountants. Mr. McCanna is a former member of the board of directors of Maryland Special Olympics.

        Basil A. Thomas has served as a Director of Sinclair since November 1993. He is of counsel to the Baltimore law firm of Thomas & Libowitz, P.A. and has been in the private practice of law since 1983. From 1961 to 1968, Judge Thomas served as an Associate Judge on the Municipal Court of Baltimore City and, from 1968 to 1983, he served as an Associate Judge of the Supreme Bench of Baltimore City. Judge Thomas is a trustee of the University of Baltimore and a member of the American Bar Association and the Maryland State Bar Association. Judge Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore. Judge Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to Sinclair.

        Robert E. Smith has served as a Director of Sinclair since 1986. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer. Prior to that time, he assisted in the construction of WTTE-TV and also worked for Comark Communications, Inc. installing UHF transmitters. Mr. Smith is currently a member of the board of directors of Sinclair Ventures, Inc., Nextgen Foundation Charitable Trust, Garrison Forest School, Safe Waterways in Maryland, and Gerstell Academy.

        Daniel C. Keith has served as a Director of Sinclair since 2001. Mr. Keith is the President and Founder of the Cavanaugh Group, Inc., a Baltimore based investment advisory firm founded in October 1995. Prior to establishing the Cavanaugh Group, Inc., Mr. Keith was Vice President, Senior Portfolio Manager, and Director of the Investment Management division of a local financial services company since 1985. During this time, he served as chairman of the Investment Advisory Committee and was a member of the Board of Directors. Mr. Keith has been advising clients since 1979 and is currently a member of the Boards of Trustees of The High Rock Foundation, Safe Waterways in Maryland and The Boy's Latin School of Maryland.

        Martin R. Leader has served as a Director of Sinclair since May 2002. Mr. Leader is a retired partner of the law firm ShawPittman in Washington, D.C. where he specialized in communications law matters. Prior to his service at ShawPittman, Mr. Leader was a senior partner with the law firm of Fisher Wayland Cooper Leader & Zaragoza in Washington, D.C. from 1973 to 1999. He is currently a director of Star Scientific, Inc. (NASDAQ: STSI) where he serves on the Audit and Compensation Committees. Mr. Leader has served on the staff of the Office of Opinions and Review of the Federal Communications Commission. He is a member of the District of Columbia Bar. Mr. Leader graduated from Tufts University and Vanderbilt University Law School.

        Steven M. Marks has served as Chief Operating Officer of the Television Group since February 2003. Prior to that he was Vice President/Regional Director of SCI from March 2002. As a Vice President/Regional Director, Mr. Marks was responsible for the Baltimore, Columbus, Pittsburgh, Flint, Tallahassee, Charleston, WV, Portland, Springfield, Minneapolis, Tampa, Syracuse, Norfolk, Richmond, Buffalo and Rochester markets. Prior to his appointment as Vice President/Regional Director, Mr. Marks served as Regional Director since October 1994. Prior to his appointment as Regional Director, Mr. Marks served as General Manager for WBFF, Baltimore since July 1991. From 1986 until joining WBFF in 1991, Mr. Marks served as General Sales Manager at WTTE, Columbus. Prior to that time, he was national sales manager for WFLX-TV in West Palm Beach, Florida.

        David R. Bochenek has served as Chief Accounting Officer/Controller since November 2002. Mr. Bochenek joined Sinclair in March 2000 as the Corporate Controller. Prior to joining Sinclair, Mr. Bochenek was Vice President, Corporate Controller for Prime Retail, Inc. since 1993. From 1990 to 1993, Mr. Bochenek served as Assistant Vice President for MNC Financial, Inc. and prior to that held various positions in the audit department of Ernst & Young, LLP since 1983. Mr. Bochenek received his Bachelor of Business Administration in Accounting and Master of Science in Finance from Loyola College in Maryland. Mr. Bochenek is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants, the Maryland Association of Certified Public Accountants and the Financial Executives Institute.

        M. William Butler has served as Vice President/Group Programming and Promotions of SCI since July 1999 and prior to that as Vice President/Group Program Director, SCI since 1997. From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL in Los Angeles, California. From 1991 to 1995, he was Director of Marketing and Programming at WTXF in Philadelphia, Pennsylvania and prior to that he was the Program Director at WLVI in Boston, Massachusetts. Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

        Barry M. Faber has served as Vice President/General Counsel of SCI since August 1999 and prior to that as Associate General Counsel from 1996 to 1999. Prior to that time, he was associated with the law firm of Fried, Frank, Harris, Shiver, & Jacobson in Washington, D.C. Mr. Faber is a graduate of the University of Virginia and the University of Virginia School of Law.

        Lawrence Fiorino founded G1440 in April 1998. From 1994 to 1998, he was vice president of systems and technology for The Ryland Group, Inc. Mr. Fiorino is a Certified Public Accountant, has a BA in Accounting, an MBA in MIS, and is a regular contributing writer for Maryland's Daily Record newspaper. Mr. Fiorino appears weekly on "Fox-45's Web Sightings" technology segment on Sinclair's Fox Affiliate station in Baltimore, MD and has recently been named to "Baltimore's 40 under 40."

        Mark E. Hyman has served as Vice President/Corporate Relations since July 1999 and prior to that as Director of Government Relations since February 1997. He also hosts "The Point with Mark Hyman," a daily commentary broadcast on Sinclair's TV stations. Prior to joining Sinclair, he worked for the Office of Naval Intelligence, the U.S. On-Site Inspection Agency as a foreign weapons inspector and he was a Congressional Fellow. A 1981 U.S. Naval Academy graduate, he served on active duty and is currently a captain in the Naval Reserve's Space & Network Warfare Program. He is an officer and director of the Maryland-DC-Delaware Broadcasters Association and he is active in community and non-profit organizations. He has been awarded several military and Intelligence Community awards and he is a Who's Who for 2001 and 2002.

        Leonard Ostroff has served as Chief Operating Officer of Sinclair Ventures, Inc., a wholly owned subsidiary of Sinclair Broadcast Group, Inc., since August 1999. From 1994 to 1999, Mr. Ostroff served as Vice President of Information Systems for Prudential Securities, Inc., a global securities firm based in New York City. From 1991 to 1994, Mr. Ostroff served as a Senior Imaging Consultant at VIPS, a boutique technology consulting firm in Towson, Maryland. From 1989 to 1991, Mr. Ostroff worked for Andersen Consulting in New York City as a Senior Consultant. He currently serves on or advises the boards of Agentsmith, Appforge, Sterling Ventures and G1440, Inc. and is an advisor to the Pearl Street Group. Mr. Ostroff graduated from Lafayette College with a degree in Business and Economics.

        Nat Ostroff has served as Vice President/New Technology since joining Sinclair in January 1996. From 1984 until joining Sinclair, he was the President and CEO of Comark Communications, Inc., a leading manufacturer of UHF transmission equipment. While at Comark, Mr. Ostroff was nominated and awarded a Prime Time Emmy Award for outstanding engineering achievement for the development of new UHF transmitter technologies in 1993. In 1968, Mr. Ostroff founded Acrodyne Industries Inc., a manufacturer of TV transmitters and a public company and served as its first President and CEO. Mr. Ostroff holds a BSEE degree from Drexel University and an MEEE degree from New York University. He is a member of several industry organizations, including AFCCE, IEEE and SBE. Mr. Ostroff also serves as Chief Executive Officer and Chairman of the Board for Acrodyne Communications, Inc. in which Sinclair has an investment.

        Delbert R. Parks III has served as Vice President/Operations and Engineering of SCI since 1996. Prior to that time, he was Director of Operations and Engineering for WBFF-TV and Sinclair since 1985. He has held various operations and engineering positions with Sinclair for the last 28 years. He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television operations, web activity, information management systems, and infrastructure. Mr. Parks is a member of the Society of Motion Picture and Television Engineers and the Society of Broadcast Engineers. Mr. Parks is also a retired Army Lieutenant Colonel who has held various commands during his 26-year reserve career.

        Lucy A. Rutishauser has served as Vice President/Corporate Finance and Treasurer since November 2002. From March 2001, she served as Treasurer and, prior to that, she served as Assistant Treasurer. From 1992 to 1997, Ms. Rutishauser was the Assistant Treasurer for Treasure Chest Advertising Company (currently Vertis) and Integrated Health Services, Inc. From 1988 to 1992, Ms. Rutishauser held various treasury positions with Laura Ashley, Inc. and Black and Decker Corporation. Ms. Rutishauser graduated magna cum laude from Towson University with a Bachelor of Science degree in Economics and Finance and received her M.B.A., with honors from the University of Baltimore. Ms. Rutishauser is a member of the National Institute of Investor Relations and the Association of Finance Professionals and is a past Board member for Mid-Atlantic Treasury Management Association. Ms. Rutishauser currently serves on the University of Maryland Baltimore County Department of Economics Visitors Council.

        Jeffrey W. Sleete has served as VP of Marketing since August 2001. Prior to that time he served as a Regional Director and as Regional Sales Counselor for Sinclair's television stations. From 1996 to 1999, he was the Vice President of Sales & Marketing for Sinclair's radio division. Prior to that and from 1985, he served as General Manager of radio stations in Detroit, Houston and West Palm Beach. From 1980 to 1985, Mr. Sleete headed a national sales representation firm office in Detroit and was a General Sales Manager for two radio stations. Prior to that, he was an account executive for both local and national sales. Mr. Sleete holds a bachelor of Science degree from Eastern Michigan University.

        Gregg L. Siegel has served as Vice President of National Sales since June 2001. Prior to that time, he worked as Director of Business Development, Strategic Sales Manager and a regional sales manager on a regional basis since starting with Sinclair in 1994. He started his television sales career in 1982 with Avery-Knodel as a Marketing Associate. Mr. Siegel holds a Bachelors degree in Communications and Marketing from the University of Arizona.

        Darren J. Shapiro has served as Vice President of Sales since August 2001. From 2000 to 2001, he served as Director of Internet Sales. From 1999 to 2000, he served as New Business Development Manager and, prior to that and from 1993, he served as General Sales Manager and Local Sales Manager for WBFF-TV, Sinclair's FOX affiliate in Baltimore, Maryland. From 1989 to 1993, Mr. Shapiro served as Corporate National Sales Manager. Prior to that he was a Senior Account

Executive for Seltel Inc. in New York City. Mr. Shapiro holds a bachelors' degree in Economics from the University of Rochester.

        Donald H. Thompson has served as Vice President of Human Resources since November 1999 and prior to that as Director of Human Resources since September 1996. Prior to joining Sinclair, Mr. Thompson was Human Resources Manager for NASA at the Goddard Space Flight Center near Washington, D.C. Mr. Thompson holds a Bachelor's Degree in Psychology and a Certificate in Personnel and Industrial Relations from University of Maryland and a Masters of Science in Business/Human Resource & Behavioral Management from Johns Hopkins University. Mr. Thompson is a member of the Society for Human Resource Management.

        Tom I. Waters, III has served as Vice President/Purchasing since November 2002. Prior to that, he served as Director of Purchasing & Administration since 2000. From 1996, Mr. Waters was Director of Purchasing. Before joining Sinclair, Mr. Waters served as the Purchasing Manager for NaturaLawn of America. Mr. Waters holds a Bachelor of Science degree in Business Administration from the University of Baltimore and is a member of the Baltimore-Washington Business Travelers Association.

Executive Compensation Table

        The following table sets forth certain information regarding annual and long-term compensation for services rendered in all capacities during the year ended December 31, 2002 by the Chief Executive Officer and the five most highly compensated executive officers other than the Chief Executive Officer, who are collectively referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation			Long-term Compensation Securities Underlying Options Granted (#)
Name and Principal Position					All Other Compensation (b)
	Year	Salary	Bonus (a)
David D. Smith President and Chief Executive Officer	2002 2001 2000	$1,000,000 1,000,000 1,000,000	— — —	— — 150,000	$7,063 4,713 6,659
Frederick G. Smith Vice President	2002 2001 2000	190,000 190,000 190,000	— — —	— — —	5,035 4,381 4,877
J. Duncan Smith Vice President and Secretary	2002 2001 2000	190,000 190,000 190,000	— — —	— — —	4,891 4,081 4,877
David B. Amy Executive Vice President and Chief Financial Officer	2002 2001 2000	300,000 300,000 300,000	100,000 — —	10,000 10,000 100,000	9,753 4,713 6,659
Steven Marks Chief Operating Officer of Television	2002 2001 2000	340,000 322,000 300,000	522,640 284,827 51,563	10,000 6,000 5,000	6,919 11,310 13,346
Barry M. Faber Vice President — General Counsel	2002 2001 2000	230,000 230,000 210,000	30,000 — 36,000	5,000 5,000 15,000	4,832 4,547 7,223

(a)
The bonuses reported in this column represent amounts awarded and paid during the fiscal years noted but relate to the fiscal year immediately prior to the year noted.

(b)
All other compensation consists of income deemed received for personal use of Sinclair-leased automobiles, the Sinclair 401 (k) contribution and life insurance.

Stock Options

        The following table shows the number of stock options granted during 2002 and the 2002 year-end value of the stock options held by the named executive officers:

						Potential Realized Value At Assumed Annual Rates Of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year		Market Price on Date of Grant
Name	Number of Securities Underlying Options Granted		Exercise Price per Share		Expiration Date
						0%	5%	10%
David D. Smith	—	—	—	—	—	—	—	—
Frederick G. Smith	—	—	—	—	—	—	—	—
J. Duncan Smith	—	—	—	—	—	—	—	—
David B. Amy	10,000	3.84%	$11.63	$11.63	3/1/12	—	$73,140	$185,352
Steve Marks	10,000	3.84%	11.63	11.63	3/1/12	—	73,140	185,352
Barry Faber	5,000	1.92%	11.63	11.63	3/1/12	—	36,570	92,676

Aggregated Option Exercises in Last Fiscal Year and December 31, 2002 Option Values

        The following table shows information regarding options exercised during 2002, the number of securities underlying unexercised options, and the value of "in the money" options outstanding on December 31, 2002.

			Number of Securities Underlying Unexercised Options at December 31, 2002
					Value of Unexercised "In-the-Money" Options at December 31, 2002 (a)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
David D. Smith	—	—	112,500	37,500	$267,750	$89,250
Frederick G. Smith	—	—	—	—	—	—
J. Duncan Smith	—	—	—	—	—	—
David B. Amy	—	—	215,000	105,000	209,550	14,100
Steve Marks	—	—	80,250	47,750	34,335	11,435
Barry Faber	—	—	55,000	30,000	33,825	15,975

(a)
An "in-the-money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 2002, and all of the value shown reflects stock price appreciation since the granting of the option.

Director Compensation

        During the year ended December 31, 2002, Sinclair directors who were also Sinclair employees served without additional compensation. Non-employee directors received $15,000 as annual compensation, except for Robert E. Smith, a non-employee director who was not paid any director compensation in 2002. Non-employee directors also received $1,000 for each meeting of the board of directors attended and $500 for each committee meeting, special meeting, unanimous consent and informal action attended. In addition, the non-employee directors were reimbursed for any expenses incurred in connection with their attendance at such meetings. We intend to pay Robert E. Smith $116,750 during June 2003 as director compensation to which he is entitled for past services as a director.

        Effective January1, 2003, non-employee directors are entitled to receive the following compensation and stock options:

        Base Compensation.    Sinclair directors who are also Sinclair employees serve without additional compensation. Non-employee directors receive $27,000 annually. The audit committee chairman receives an additional $4,500 annually and the compensation and stock option committee chairman receives an additional $3,000 annually. Non-employee directors also receive $1,250 for each meeting of the board of directors attended, $1,000 for each audit committee meeting attended and $800 for each compensation and stock option committee meeting attended.

        Stock Options.    Each non-employee director receives a grant of non-qualified stock options on the date of our annual meeting date to purchase 5,000 shares of class A common stock pursuant to our non-qualified stock option long-term inceptive plan. Each stock option grant is immediately vested with respect to 25% of the shares with the remaining shares vesting in equal installments over a three year period. The exercise price of each option grant is equal to the closing price of our class A common stock on the date of our annual shareholders meeting.

Employment Agreements

        We do not have an employment agreement with David D. Smith and do not currently anticipate entering into an agreement. The compensation committee has set David Smith's base salary for 2003 at $1,000,000.

        In June 1998, we entered into an employment agreement with Frederick G. Smith, Vice President of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Frederick Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Frederick Smith receives a base salary of $190,000 and is entitled to annual incentive bonuses payable based on the attainment of certain cash flow objectives by Sinclair, as well as discretionary bonuses. The incentive bonus takes the form of stock options to acquire shares of our class A common stock pursuant to our non-qualified stock option long-term incentive plan. The agreement also contains non-competition and confidentiality restrictions on Frederick Smith.

        In June 1998, we entered into an employment agreement with J. Duncan Smith, Vice President and Secretary of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Duncan Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Duncan Smith receives a base salary of $190,000 and is entitled to annual incentive bonuses payable based on the attainment of certain cash flow objectives by Sinclair, as well as discretionary bonuses. The incentive bonus takes the form of stock options to acquire shares of our class A common stock pursuant to our non-qualified stock option long-term incentive plan. The agreement also contains non-competition and confidentiality restrictions on Duncan Smith.

        In September 1998, we entered into an employment agreement with David B. Amy, Executive Vice President and Chief Financial Officer of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Mr. Amy at any time, with or without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Mr. Amy receives a base salary of $300,000 and may receive an annual bonus based on performance. The agreement also contains non-competition and confidentiality restrictions on Mr. Amy.

        In February 2000, we entered into an employment agreement with Barry M. Faber, Vice President and General Counsel of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Mr. Faber at any time, with or without cause. The agreement also contains non-competition and confidentiality restrictions on Mr. Faber.

        In February 1997, we entered into an employment agreement with Steven M. Marks, Chief Operating Officer of the Television Group at Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Mr. Marks at any time, with or without cause. The agreement also contains non-competition and confidentiality restrictions on Mr. Marks.

Compensation and Stock Option Committee Report on Executive Compensation

        The Compensation and Stock Option Committee of the Board of Directors consists entirely of non-employee directors. The Committee determines all compensation paid or awarded to our key executive officers.

        Philosophy.    In order to maximize stockholder value, the Committee's goal is to motivate and retain an executive management team that can take full advantage of opportunities and achieve long-term success in an increasingly competitive business environment. Utilizing information provided by management, and other sources, the Committee considers executives' market value, including their experience, education, accomplishments, and reputation, as well as the level of responsibility required. In deciding whether to increase the compensation of an individual or whether to award bonuses or stock options initially or upon subsequent performance reviews, the Committee considers the executives' contributions in achieving Sinclair's goals.

        The Committee's annual performance evaluation of each executive officer is typically based on a formula set forth in an employment agreement or otherwise, which sets forth a range of factors to be considered by the Committee in determining each executive officer's annual compensation and bonus. Executive officers' compensation is comprised of three components:

  •
  base salary

  •
  cash bonus

  •
  stock options

        Base Salary.    The Committee establishes base salaries after considering a variety of factors that make up value and usefulness to Sinclair, including the individual's knowledge, experience, accomplishments, level of responsibility, and typical compensation levels for individuals with similar credentials. The Committee may increase the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or Sinclair and changes in the market for an executive with similar credentials.

        Cash Bonus.    The Committee may determine to award cash bonuses for any fiscal year on a discretionary or on a contractual basis.

        Stock Options.    The Committee believes achievement of goals may be fostered by a stock option program that is tailored to employees who significantly enhance the value of the company. Options are awarded on recommendations from management based on pre-approved performance guidelines for certain designated employees. For upper executives, the Committee takes into consideration recommendations of management, where appropriate, and such other factors which, in the judgment of the Committee, are important. During the fiscal year ended December 31, 2002, the Committee granted employees options to purchase 206,400 shares of Class A Common Stock. Named executive officers received options totaling 25,000 shares of Class A Common Stock.

        Chief Executive Officer's Compensation.    As one of our largest stockholders, David D. Smith's financial well-being is directly tied to the performance of Sinclair. For his services as Sinclair's President, Chief Executive Officer, and Chairman of the Board, David D. Smith's compensation for 2002 was $1,000,000.00. For the year ending December 31, 2003, his base compensation will remain at $1,000,000.00.

        Compensation Deduction Limit.    All executive compensation expenses paid in 2002 are consistent with the restrictions imposed on executive compensation by Section 162(m) of the Internal Revenue Code and will be deductible.

        The Committee is reviewing existing policies to determine whether they may be affected by the Sarbanes-Oxley Act of 2002.

                      Compensation and Stock Option Committee

                      Basil A. Thomas
                      Lawrence E. McCanna
                      Daniel C. Keith
                      Martin R. Leader

Compensation Committee Interlocks and Insider Participation

        Other than as follows, no named executive officer is a director of a corporation that has a director or executive officer who is also a director of Sinclair. Each of David D. Smith, Frederick G. Smith and J. Duncan Smith, all of whom are executive officers and directors of Sinclair, is a director and/or executive officer of each of various other corporations controlled by them. David D. Smith is a director and executive officer of Acrodyne Communications Inc., Sinclair Ventures, Inc. and G1440 Inc., and a director and executive officer of Sinclair. Frederick G. Smith is a director and executive officer of Sinclair and a director of Sinclair Ventures, Inc. J. Duncan Smith is a director and executive officer of Sinclair and a director of Sinclair Ventures, Inc. David B. Amy, an executive officer of the Sinclair, is a director of Acrodyne Communications, Inc. and G1440, Inc.

        During 2002, none of the named executive officers participated in any deliberations of our compensation and stock option committee relating to compensation of the named executive officers.

        The members of the compensation and stock option committee are Messrs. Thomas, Keith, Leader and McCanna. Mr. Thomas is of counsel to the law firm of Thomas & Libowitz, and is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A. During 2002, we paid Thomas & Libowitz, P.A., approximately $643,000 in fees and expenses for legal services.

Comparative Stock Performance

        The following line graph compares the yearly percentage change in the cumulative total stockholder return on our class A common stock with the cumulative total return of the NASDAQ Stock Market Index and the cumulative total return of the NASDAQ Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television, and cable television companies) from December 31, 1997 through December 31, 2002. The performance graph assumes that an investment of $100 was made in the class A common stock and in each Index on December 31, 1997, and that all dividends were reinvested. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period.

Company/Index/Market	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Sinclair Broadcast Group	100.00	89.00	55.52	45.64	43.04	52.91
NASDAQ Telecommunications Index	100.00	162.57	284.46	123.90	92.93	56.37
NASDAQ Market Index—U.S.	100.00	152.06	274.99	174.11	134.39	94.03

COMPARE CUMULATIVE TOTAL RETURN
AMONG SINCLAIR BROADCAST GROUP, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

Certain Relationships and Related Transactions

        During the fiscal year ended December 31, 2002, we engaged in the following transactions with the following persons:

  •
  directors, nominees for election as directors, or executive officers;

  •
  beneficial owners of 5% or more of our common stock;

  •
  immediate family members of any of the above; and

  •
  entities in which the above persons have substantial interests.

        Gerstell LP, an entity wholly owned by the controlling stockholders, was formed in April 1993 to acquire certain of our personal and real property interests in Pennsylvania. In a transaction that was completed in September 1993, Gerstell LP acquired the WPGH office/studio, transmitter and tower site for an aggregate purchase price of $2.2 million. The purchase price was financed in part by a $2.1 million note from Gerstell LP bearing interest at 6.18% with principal payments beginning on November 1, 1994 and a final maturity date of October 1, 2013. As of December 31, 2002 and 2001, the balance outstanding was approximately $1.5 million and $1.6 million, respectively.

        On September 30, 1990, we issued certain notes (the founders' notes) maturing on May 31, 2005, payable to the late Julian S. Smith and Carolyn C. Smith, former majority owners of Sinclair and the parents of the controlling stockholders. The founders' notes, which were issued in consideration for stock redemptions equal to 72.65% of the then outstanding stock of Sinclair, have principal amounts of $7.5 million and $6.7 million, respectively. The founders' notes include stated interest rates of 8.75%, which were payable annually from October 1990 until October 1992, then payable monthly commencing April 1993 to December 1996, and then semi-annually thereafter until maturity. The effective interest rate approximates 9.4%. The founders' notes are secured by security interests in substantially all of Sinclair's assets and subsidiaries, and are personally guaranteed by the controlling stockholders.

        Principal and interest payments on the founders' notes is payable, in various amounts, each April and October, beginning October 1991 until October 2005, with a balloon payment due at maturity in the amount of $1.5 million. Additionally, monthly interest payments commenced April 1993 and continued until December 1996. Principal and interest paid on this founders' note was $1.6 million for the year ended December 31, 2002 and, $1.7 million for each of the years ended December 31, 2001, and 2000. At December 31, 2002, $4.2 million of this founders' note remained outstanding. The Carolyn C. Smith note was fully paid as of December 31, 2002.

        Relationship with Cunningham Broadcasting Corporation (Cunningham). Cunningham (formerly GlenCairn) is a corporation owned by

  •
  Carolyn C. Smith, the mother of the controlling stockholders (10%), and

  •
  Certain trusts established by Carolyn C. Smith for the benefit of her grandchildren (the Cunningham Trusts) (90%).

        The 90% equity interest in Cunningham owned by the Cunningham Trusts is held through non-voting common stock. The 10% equity interest in Cunningham owned by Carolyn C. Smith is held through the ownership of all the issued and outstanding voting stock of Cunningham. Mrs. Smith is Vice-President of Cunningham.

        Concurrently with our initial public offering, we acquired options from certain stockholders of Cunningham that grant us the right to acquire, subject to applicable FCC rules and regulations, 100% of the capital stock of Cunningham. The Cunningham option exercise price is based on a formula that provides a 10% annual return to Cunningham. Cunningham is the owner-operator and FCC licensee of WNUV-TV in Baltimore, WRGT-TV in Dayton, WVAH-TV in Charleston, WV, WTAT-TV in

Charleston, SC, WBSC-TV in Asheville/Greenville and Spartanburg and WTTE-TV in Columbus. We have entered into five-year LMA agreements (with five-year renewal terms at the Company's option) with Cunningham pursuant to which we provide programming to Cunningham for airing on WNUV-TV, WRGT-TV, WVAH-TV, WTAT-TV, WBSC-TV and WTTE-TV. During the years ended December 31, 2002, 2001 and 2000, we made payments of $4.0 million, $11.8 million and $11.3 million, respectively, to Cunningham under these LMA agreements.

        On November 15, 1999, the Company entered into five separate plans and agreements of merger, pursuant to which it would acquire through merger with subsidiaries of Cunningham, television broadcast stations WABM-TV, Birmingham, Alabama, KRRT-TV, San Antonio, Texas, WVTV-TV, Milwaukee, Wisconsin, WRDC-TV, Raleigh, North Carolina, and WBSC-TV (formerly WFBC-TV), Anderson, South Carolina. The consideration for these mergers is the issuance to Cunningham of shares of Class A Common voting Stock of the Company. In December 2001, the Company received FCC approval on all the transactions except for WBSC-TV. Accordingly, on February 1, 2002, the Company closed on the purchase of the FCC license and related assets of WABM-TV, KRRT-TV, WVTV-TV and WRDC-TV. The total value of the shares issued in consideration for the approved mergers was $7.7 million.

        In January 1999, SCI entered into a Local Marketing Agreement with Bay Television, Inc., which owns the television station WTTA-TV in Tampa, FL. The controlling stockholders own a substantial portion of the equity of Bay Television, Inc. The Local Marketing Agreement provides that we deliver television programming to Bay Television, Inc., which broadcasts the programming in return for a monthly fee to Bay Television, Inc. of $143,500. We must also make an annual payment equal to 50% of the annual broadcast cash flow, as defined in the Local Marketing Agreement, of the station, which is in excess of $1.7 million. The additional payment is reduced by 50% of the broadcast cash flow, as defined in the Local Marketing Agreement that was below zero in prior calendar years. During 2002, we made payments of approximately $1.7 million related to the Local Marketing Agreement. No payment was made in 2002 related to the broadcast cash flow that exceeded $1.7 million for the year ended December 31, 2002 as it was offset by the negative broadcast cash flow of prior years.

        In connection with our sale of WCWB in Pittsburgh to WPTT, Inc., WPTT, Inc. issued to us a 15-year senior secured term note of $6.0 million (the WPTT Note). We subsequently sold the WPTT Note to the late Julian S. Smith and Carolyn C. Smith, the parents of the controlling stockholders and both former stockholders of Sinclair, in exchange for the payment of $50,000 and the issuance of a $6.6 million note receivable, which bears interest at 7.21% per annum. During the year ended December 31, 2001, we received $0.5 million in interest payments on this note. At December 31, 2001, the balance on this note was $6.6 million. We acquired the assets of WCWB-TV and the note was paid in full on January 7, 2002.

        During the years ended December 31, 2002, 2001 and 2000, we from time to time entered into charter arrangements to lease aircraft owned by certain controlling stockholders. During the years ended December 31, 2002, 2001 and 2000, we incurred expenses of approximately $200,000, $41,000 and $200,000 related to these arrangements, respectively.

        In 1997, we entered into a lease transaction with Cunningham Communications, Inc. (CCI), a corporation wholly owned by the controlling stockholders, to lease space on broadcast towers from CCI. In January 1991, we entered into a ten-year capital lease with Keyser Investment Group (KIG), a corporation wholly owned by the controlling stockholders, pursuant to which we lease an administrative facility and studios for station WBFF. Additionally, in June 1991, we entered into a one-year renewable lease with KIG pursuant to which we lease parking facilities at the administrative facility. In June 1999, Sinclair entered into a ten-year capital lease with Beaver Dam, LLC, a corporation wholly owned by three of the controlling stockholders, pursuant to which Sinclair leases office space for its corporate headquarters. Lease payments made to these entities were $3.6 million, $3.1 million, and $2.8 million for the years ended December 31, 2002, 2001 and 2000, respectively.

        On December 30, 2002, we invested $20 million in Summa Holdings, Ltd. (Summa), resulting in a 17.5% equity interest. Summa is a holding company, which owns automobile dealerships, retail tire franchises and a leasing company. David D. Smith, our President and Chief Executive Officer, has a controlling interest in Summa and is a member of the Board of Directors. We sold advertising time to Summa on WBFF-TV and WNUV-TV and received payments totaling $0.3 million during the twelve months ended December 31, 2002 and $0.2 million during each of the twelve months ended December 31, 2001 and 2000.

        In August 1999, Allegiance Capital Limited Partnership (Allegiance), with the controlling stockholders, our Chief Financial Officer and Executive Vice President and Allegiance Capital Management Corporation (ACMC), the general partner, established a small business investment company. ACMC, as the general partner, controls all decision making, investing, and management of operations in exchange for a monthly management fee based on actual expenses incurred which currently averages approximately $35,600 paid by the limited partners. We, along with the other limited partners, have committed to investing up to a combined total of $15.0 million of which $                  7.5 million was invested as of December 31, 2002.

AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

Report of the Audit Committee

        The audit committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of Sinclair, including compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, and the performance of Sinclair's internal audit function. The Audit Committee is also responsible for the appointment of Sinclair's independent auditors, which appointment may be ratified by the stockholders. The audit committee is also responsible for reviewing compliance with Sinclair's ethics policy and has established procedures for the receipt, retention and treatment of complaints received by Sinclair regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of Sinclair of concerns regarding questionable accounting or auditing matters. The audit committee operates under a formal written charter that has been adopted by the Board of Directors.

        The audit committee members are Lawrence E. McCanna, Chair, Basil A. Thomas and Martin R. Leader, who are all independent of the company and Daniel C. Keith, who does not meet NASDAQ's current independence criteria. Mr. Keith is being retained on the committee under the "exceptional and limited basis" exception. The Board has determined that Mr. Keith's continuation as a member of the board and audit committee is in the best interest of the company and its stockholders, as discussed earlier in this statement.

        The audit committee has received from Sinclair's independent auditors, Ernst & Young, LLP (E&Y), written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, regarding E&Y's independence, including a detailed statement of the relationship between E&Y and Sinclair that might bear on E&Y's independence, and has discussed with E&Y its independence. The audit committee has discussed whether the provision of non-audit services by E&Y is compatible with maintaining E&Y's independence. E&Y has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The audit committee concurs, and has approved all non-audit services provided by E&Y in 2002. The audit committee also has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the selection of and changes in Sinclair's significant accounting policies, the basis for management's accounting estimates, E&Y's conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements.

        The audit committee met with management and representatives of E&Y in connection with its review Sinclair's audited financial statements for the year ended December 31, 2002. Based on such review and discussion, and based on the audit committee's reviews and discussions with E&Y regarding its independence and the matters required to be discussed under statement on Auditing Standards No. 61 and No. 90, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Sinclair's Form 10-K and the Board has approved that recommendation.

        The Audit Committee has reviewed and discussed the fees paid to E&Y during the last fiscal year for audit and non-audit services, which are set forth in the proxy statement under "Disclosure of Fees Charged by Independent Public Accountants," and has determined that the provision of of the non-audit services are compatible with E&Y's independence.

                      Audit Committee

                      Lawrence E. McCanna
                      Basil A. Thomas
                      Daniel C. Keith
                      Martin R. Leader

Disclosure of Fees Charged by Independent Accountants

        The following summarizes the fees charged by Ernst & Young LLP and Arthur Andersen LLP for certain services rendered to Sinclair during 2002 and 2001:

        Audit Fees.    Fees for the 2002 calendar year audit, the reviews of the financial statements included in the 2002 Forms 10-Q and the reaudit of the years 2001 and 2000 were $678,672 and $17,160 paid to Ernst & Young LLP and Arthur Andersen LLP, respectively. Fees for the calendar year 2001 audit and reviews of the financial statements included in the 2001 Forms 10-Q were paid to Arthur Andersen LLP totaling $299,685.

        Audit Related Services.    Includes benefit plan audits, accounting consultations, offering assistance, SEC consulting and comfort letters totaling $213,401 and $195,763 paid to Ernst & Young LLP and Arthur Andersen LLP, respectively, for the year ended December 31, 2002. Audit related services for the year ended December 31, 2001 totaling $357,367 were paid to Arthur Andersen LLP.

        Fees for Financial Information Systems Design and Implementation.    None.

        All Other Fees.    All other fees billed to Sinclair through December 31, 2002 were $326,285 and $520,630 paid to Ernst & Young LLP and Arthur Andersen LLP, respectively, which represented fees for tax planning and compliance services. All other fees for the year ended December 31, 2001, totaling $434,226, were paid to Arthur Andersen LLP.

STOCKHOLDER PROPOSALS

        If you intend to propose any matter for action at our 2004 annual meeting of stockholders, you must submit your proposal to the Secretary of Sinclair at 10706 Beaver Dam Road, Hunt Valley, MD 21030 not later than December 12, 2003 at 5:00 p.m. Eastern Standard Time. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2004 annual meeting. We will be able to use proxies you give us for the next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before February 25, 2004.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      J. Duncan Smith, Secretary

Baltimore, Maryland
June 18, 2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.	Election of eight directors for a term expiring in 2004 as set forth in the proxy statement.
	Nominees:	01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith, 04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna, 07 Daniel C. Keith, 08 Martin R. Leader
	For ☐	Withheld ☐	For all except: ☐
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors. FOR each of the other proposals and in accordance with the proxies' discretion on any other business that may properly come before the meeting to the extent permitted by law.

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors
	FOR ☐	AGAINST ☐	ABSTAIN ☐	Please mark, sign and date, and return the proxy card promptly using the enclosed envelope.
				Dated:	, 2003

Signatures

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

PROXY

SINCLAIR BROADCAST GROUP, INC.
PROXY FOR ANNUAL MEETING OF AUGUST 7, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Sinclair Broadcast Group, Inc. to be held on August 7, 2003 at the SBG corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time.

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2
☐
Please Mark Here for Address Change or Comments SEE REVERSE SIDE
1.	Election of eight directors for a term expiring in 2004 as set forth in the proxy statement.
Nominees: 01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith, 04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna, 07 Daniel C. Keith, 08 Martin R. Leader
	For ☐	Withheld ☐	For all except: ______________ ☐
2.	Ratification of the appointment of Ernst & Young LLP as independent auditors
	FOR ☐	AGAINST ☐	ABSTAIN ☐	This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors. FOR each of the other proposals and in accordance with the proxies' discretion on any other business that may properly come before the meeting to the extent permitted by law.
Please mark, sign and date, and return the proxy card promptly using the enclosed envelope.
Dated: , 2003
Signatures

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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PROXY

SINCLAIR BROADCAST GROUP, INC.
PROXY FOR ANNUAL MEETING OF AUGUST 7, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby authorizes and directs Massachusetts Mutual Life Insurance Company, as trustee (the "Trustee") of Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan, to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. (the "Company") to be held on August 7, 2003 at the Company's corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030, at 10:00 a.m. local time, and at any adjournment thereof, all shares of common stock of the Company allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated June 18, 2003.

        THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE IN ITS SOLE DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES.

        PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)
___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

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QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To be held on August 7, 2003
INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
DIRECTORS AND EXECUTIVE OFFICERS
COMPARE CUMULATIVE TOTAL RETURN AMONG SINCLAIR BROADCAST GROUP, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX
AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE Report of the Audit Committee
STOCKHOLDER PROPOSALS
SINCLAIR BROADCAST GROUP, INC. PROXY FOR ANNUAL MEETING OF AUGUST 7, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.